UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K




                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



                        Date of Report: October 19, 1999



                              THE DIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)




DELAWARE                                                           51-0374887
(State  or  Other  Jurisdiction  of                         (I.R.S.  Employer
Incorporation  or  Organization)                         Identification  No.)


15501  NORTH  DIAL  BOULEVARD
SCOTTSDALE,  ARIZONA                                               85260-1619
(Address  of  Principal  Executive  Offices)                      (Zip  Code)


Registrant's  Telephone  Number,  Including  Area  Code  (480)  754-3425

ITEM  5.  OTHER  EVENTS.

On October 19, 1999, the Company issued a press release relating to its financial results for the third quarter of 1999, a copy of which is filed herewith as Exhibit 99.

ITEM  7.
       (C)  Exhibits
            (99)  Press  Release  of the Company dated October 19,  1999.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


THE  DIAL  CORPORATION
October  27,  1999

/s/   Susan  J.  Riley
      Executive  Vice  President  and  Chief  Financial  Officer









     CYNTHIA  DEMERS   --  CORPORATE  AND  GOVERNMENT  AFFAIRS
     480.754.4090

     BOB  FULTON       --  INVESTOR  RELATIONS
     480.754.1016



DIAL REPORTS THIRD QUARTER 1999 EARNINGS PER SHARE UP 15% TO $0.31 PER SHARE ON
                               14% SALES INCREASE


   SCOTTSDALE, ARIZ., OCTOBER 19, 1999 - The Dial Corporation (NYSE:DL) today reported a 15% increase in earnings per share for its third quarter due to strong core revenue growth and continued improvement in its gross margin. The Company posted third quarter net income of $30.8 million, or $0.31 per share (diluted), versus $26.7 million, or $0.27 per share (diluted), in the year earlier quarter.

   Net sales improved 14% to $437 million from $384 million for the same period last year. Net sales in the current quarter include sales from Sarah Michaels, Inc., acquired in September 1998. Sales without the acquisition improved 9% for the quarter due to strong shipments of core brands and a price increase taken on Purex in January 1999.

   The Company's gross margin increased 60 basis points in the third quarter to 49.7% from 49.1% in the same period last year, due to improvements in manufacturing costs and a price increase on Purex, partially offset by lower margins on holiday gift packs. The Company has also benefited from a reduction in the tax rate to 34.9% from 35.8%.

   For the first nine months of 1999, Dial's earnings per share increased 15% due to strong core revenue growth and gross margin improvements. Net income for the first nine months was $86.1 million, or $0.86 per share (diluted), versus $75.2 million, or $0.75 per share (diluted), the prior year. Net sales rose 17% in the first nine months due to the inclusion of results from the acquisitions of The Freeman Cosmetic Corporation, acquired by the Company in July 1998, and Sarah Michaels, Inc., and strong growth in the Purex and Renuzit franchises. Sales without the acquisitions improved 11% for the first nine months due to strong shipments of core brands and the Purex price increase. The Company has also benefited from a reduction in the tax rate to 35.8% from 36.0%.

   "Our third quarter results showed the fundamental strengths of our Company to grow our core franchises, add new products and integrate new acquisitions in the U.S. and internationally," said Mal Jozoff, Chairman and CEO of Dial.
"These excellent operating and financial results mark the 13th consecutive quarter we have met or beat expectations. In today's stock market environment, that's an enviable record of which we're all very proud."

   The Dial Corporation, headquartered in Scottsdale, Ariz., is one of America's leading manufacturers of consumer products, including Dial soap, Renuzit air fresheners, Purex laundry detergents, Armour Star canned meats and the Sarah Michaels, Freeman and Nature's Accents personal care brands. Dial products have been in the American marketplace for more than 100 years.


                                       ###


                                          THE DIAL CORPORATION
                                          SUMMARY OF OPERATIONS
                                                Unaudited

                                                         In millions, except for per share data
                                                       QUARTER ENDED                NINE MONTHS ENDED
                                                       -------------                -----------------


                                                  OCT 2, 1999    OCT 3, 1998   OCT 2, 1999   OCT 3, 1998
                                                -------------  -------------  ------------  ------------
Net Sales. . . . . . . . . . . . . . . . . . .  $      437.0   $      383.9   $    1,266.3  $    1,085.7
                                                -------------  -------------  ------------  ------------

Costs and expenses:

  Cost of products sold. . . . . . . . . . . .         220.0          195.4          633.7         557.8
  Selling, general and administrative expenses         161.3          141.4          473.4         395.5
                                                -------------  -------------  ------------  ------------
                                                       381.3          336.8        1,107.1         953.3

Operating income . . . . . . . . . . . . . . .          55.7           47.1          159.2         132.4

  Interest and accretion . . . . . . . . . . .           8.0            5.5           24.7          14.9
  Net Earnings (Loss) of Joint Venture . . . .          (0.4)          (0.4)
                                                -------------  -------------

Income before income taxes . . . . . . . . . .          47.3           41.6          134.1         117.5

  Income taxes . . . . . . . . . . . . . . . .          16.5           14.9           48.0          42.3
                                                -------------  -------------  ------------  ------------

Net income . . . . . . . . . . . . . . . . . .  $       30.8   $       26.7   $       86.1  $       75.2
                                                =============  =============  ============  ============


Basic earnings per share . . . . . . . . . . .  $       0.31   $       0.27   $       0.87  $       0.77
                                                =============  =============  ============  ============

Diluted earnings per share . . . . . . . . . .  $       0.31   $       0.27   $       0.86  $       0.75
                                                =============  =============  ============  ============


Basic shares outstanding . . . . . . . . . . .          98.3           98.6           98.6          98.2

  Common share equivalents . . . . . . . . . .           1.8            1.7            2.1           2.2
                                                -------------  -------------  ------------  ------------

Diluted shares outstanding . . . . . . . . . .         100.1          100.3          100.7         100.4
                                                =============  =============  ============  ============





                                          THE DIAL CORPORATION

                                         CONDENSED BALANCE SHEET
                                                Unaudited

                                                                 In millions
                                                            OCT. 2,         DEC. 31,


                                                             1999            1998
                                                      -------------------  ---------
ASSETS
Current assets . . . . . . . . . . . . . . . . . . .  $            286.9   $  239.1
Non-current assets . . . . . . . . . . . . . . . . .               930.4      936.3
                                                      -------------------  ---------

     Total assets. . . . . . . . . . . . . . . . . .  $          1,217.3   $1,175.4
                                                      ===================  =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities. . . . . . . . . . . . . . . . .  $            304.2   $  250.6
Long-term liabilities. . . . . . . . . . . . . . . .               486.7      534.6
Stockholders' equity . . . . . . . . . . . . . . . .               426.4      390.2
                                                      -------------------  ---------

     Total liabilities and stockholders' equity. . .  $          1,217.3   $1,175.4
                                                      ===================  =========



                                         CONDENSED STATEMENT OF CASH FLOWS
                                                Unaudited
                                                                              In millions
                                                                      QUARTER ENDED. . NINE MONTHS ENDED
                                ----------------------------------------------------  ------------------
                                                                   OCT 2,  .  OCT 3,     OCT 2,   OCT 3,
                                                                    1999       1998      1999      1998
                                                      -------------------  ---------  --------  --------
Net cash provided by operations. . . . . . . . . . .  $             36.4   $   30.3   $  62.3   $  61.5

Net cash used by investing activities. . . . . . . .               (22.9)    (199.4)    (36.5)   (288.1)

Net cash provided (used) by financing activities . .               (10.9)     167.8     (30.3)    221.7
                                                      -------------------  ---------  --------  --------

Net increase (decrease) in cash and cash equivalents                 2.6       (1.3)     (4.5)     (4.9)
Cash and cash equivalents, beginning of year/period.                 5.3        6.5      12.4      10.1
                                                      -------------------  ---------  --------  --------

Cash and cash equivalents, end of period . . . . . .  $              7.9   $    5.2   $   7.9   $   5.2
                                                      ===================  =========  ========  ========